                                                                    EXHIBIT 99.1

                             [WEBLINK WIRELSS LOGO]

                                                   Contact: Kelly Prentiss
                                                   (214) 765-3874
                                                   kprentiss@weblinkwireless.com


          WEBLINK WIRELESS REPORTS STRONG SECOND QUARTER EBITDA GROWTH;
                  WIRELESS DATA UNITS IN SERVICE EXCEED 500,000


Dallas - August 15, 2001-WebLink Wireless, Inc. (WLNKA -- OTC Bulletin Board) today announced that consolidated EBITDA in the second quarter of 2001, driven by the performance of the Wireless Data Division, was $4.1 million, a $3.0 million improvement over the prior quarter. EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization, amortization of stock compensation, and restructuring/reorganization charges. Capital expenditures were $2.4 million compared to $9.0 million in the first quarter.

The Wireless Data Division's recurring revenue increased sequentially 19.4% to $19.6 million from $16.4 million in the prior quarter. EBITDA improved dramatically to $1.5 million from a negative $4.8 million, resulting in positive EBITDA one full quarter earlier than previously expected. The Wireless Data Division added 40,399 net new subscribers in the second quarter (after deducting approximately 27,000 units that a major customer transferred to its own network) to end the quarter with 517,511 subscribers. Monthly ARPU (average revenue per unit) remained relatively constant at $13.14. "This is a major accomplishment, as we have increased Wireless Data units in service while sharply reducing our cost structure," said John D. Beletic, the Company's chairman and chief executive officer.

The Traditional Paging Division's recurring revenue declined to $34.0 million from $39.1 million in the prior quarter, and EBITDA declined to $3.2 million from $6.1 million. Units in service declined by 210,079 to 1,403,625 as the market for traditional paging services continues to erode. ARPU remained relatively stable at $7.50.

On a consolidated basis, recurring revenues decreased to $53.6 million from $55.5 million in the prior quarter. Free cash flow, defined as EBITDA less capital expenditures, increased by $9.6 million to $1.7 million from negative $7.9 million. Restructuring charges of $2.5 million associated with office closings and the May work force reduction were recognized in the second quarter.

Reorganization

On May 23, 2001, the Company and its two operating subsidiaries each filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Texas. The case was assigned to Judge Steven A. Felsenthal.

On July 20, 2001, the Company announced that it won approval by the U.S. Bankruptcy Court of $15 million of debtor-in-possession (DIP) financing. The DIP financing will be provided by the two principal lenders in the Company's currently outstanding bank credit facility. The DIP financing is secured by a superpriority lien on substantially all of the Company's assets, matures on December 31, 2001, and is conditioned on compliance with financial and other covenants. In conjunction with the order approving the DIP financing, the Bankruptcy Court also issued an agreed scheduling order providing that the Company will, as planned, take steps to proactively seek a standalone transaction with new financing or a merger or sales transaction upon which the Company expects to base a plan for emergence from Chapter 11. As of August 15, 2001, the Company had no borrowings outstanding under the DIP financing and $5.0 million in cash. As previously disclosed, the Company plans to utilize the Chapter 11 process to convert its senior notes (totaling approximately $470.2 million in accreted value at May 23, 2001) into equity. At June 30, 2001, the Company has senior secured debt outstanding of approximately $90.4 million, none of which is anticipated to be converted to equity in any reorganization.

The Company recognized approximately $1.2 million of reorganization expense in the quarter associated with the bankruptcy and DIP financing and anticipates significant expenses as it proceeds with its Chapter 11 reorganization.

Changes in the Board of Directors

N. Ross Buckenham, President of the Company, was elected a director of the Company by the Board of Directors. Mr. Buckenham has been with the Company for over five years, and President for almost four years. "Ross brings a wealth of knowledge about the Company and the industry to his new position," said Beletic. "He will be a valuable resource as we work through the Chapter 11 process."

Pamela Reeve has resigned as a director of the Company. "For many years Pamela has been a sounding board for me and the entire Board," Beletic said. "We appreciate her contributions to WebLink Wireless over the years."

WebLink Wireless Inc. is a leader in the wireless data industry, providing wireless email, wireless instant messaging, information on demand and traditional paging services throughout the United States. The Company's nationwide 2-way network is the largest of its kind, reaching approximately 90 percent of the U.S. population and, through a strategic partnership, extends into Canada. The Dallas-based company, which serves more than 1.9 million customers, recorded total revenues of $290 million for the year ended December 31, 2000. For more information, visit the website at www.weblinkwireless.com.

This press release includes forward-looking statements that involve risks and uncertainties that are detailed from time to time in the SEC filings of WebLink Wireless, Inc. including its most recent annual report on Form 10-K and any subsequently filed reports on Form 10-Q and Form 8-K. Words such as "estimate," "project," "plan," "believe," "expect," "anticipate," "intend," and similar expressions may identify such forward-looking statements. The company wants to caution readers that any forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (those which talk about the company's or management's current expectations as to the future and include, but are not limited to, statements about possible restructuring charges and future liquidity outlook) in this release or made by the company's management involves risks and uncertainties which may change based on various important factors. Actual results may differ materially from those projected due to many factors including failure to obtain additional capital, increased competition, pricing pressures, delays in new service introductions, delays in the introduction of new subscriber devices, regulatory issues, capital and operating needs and other business factors. These forward-looking statements represent the company's judgment as of the date of this release. The company disclaims, however, any intent or obligation to update these forward-looking statements.

                             WEBLINK WIRELESS, INC.
                              DEBTOR-IN-POSSESSION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 ( in thousands, except per share and unit data)


                                                           THREE MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                              2000            2001            2000            2001
                                                          ------------    ------------    ------------    ------------
                                                                   (Unaudited)                     (Unaudited)
OPERATING DATA:
  Recurring revenues                                      $     63,578    $     53,560    $    126,518    $    109,040
  Network revenues                                               2,253             781           2,907           1,644
  Equipment revenues                                            14,169           4,977          26,678          12,041
                                                          ------------    ------------    ------------    ------------
                                                                80,000          59,318         156,103         122,725
  Cost of equipment sold                                        18,569           6,329          32,577          16,379
                                                          ------------    ------------    ------------    ------------

  Net revenues                                                  61,431          52,989         123,526         106,346

  Operating expenses:
    Technical                                                   17,061          19,168          33,792          38,708
    General and administrative                                  19,582          22,730          39,337          45,895
    Selling                                                     12,701           6,946          25,173          16,459
    Restructuring charges                                           --           2,529              --           2,849
    Depreciation and amortization                               19,831          20,374          39,329          40,614
    Amortization of stock compensation                           2,132           2,133           4,266           4,266
                                                          ------------    ------------    ------------    ------------
    Total operating expenses                                    71,307          73,880         141,897         148,791
                                                          ------------    ------------    ------------    ------------

  Operating income (loss)                                       (9,876)        (20,891)        (18,371)        (42,445)

    Interest and other expense, net                             15,440          11,513          29,185          29,281
                                                          ------------    ------------    ------------    ------------

  Loss before extraordinary item, accounting
       change and bankruptcy reorganization items         $    (25,316)   $    (32,404)   $    (47,556)   $    (71,726)

  Extraordinary item:
    Early extinguishment of debt                                    --              --           2,322              --
  Accounting change                                                 --              --            (149)             --
  Bankruptcy reorganization items                                   --          (1,171)             --          (1,171)
                                                          ------------    ------------    ------------    ------------

  Net loss                                                $    (25,316)   $    (33,575)   $    (45,383)   $    (72,897)
                                                          ============    ============    ============    ============

  Net loss per share before extraordinary item,
       accounting change and bankruptcy
       reorganization items                               $      (0.55)   $      (0.69)   $      (1.06)   $      (1.54)

  Net loss per share                                      $      (0.55)   $      (0.72)   $      (1.02)   $      (1.57)

  EBITDA (1) -Traditional Paging                          $     19,149    $      3,229    $     39,067    $      9,353
  EBITDA (1) - Wireless Data                                    (6,887)          1,514         (13,510)         (3,309)
  EBITDA (1) - International                                      (175)           (598)           (333)           (760)
                                                          ------------    ------------    ------------    ------------
  EBITDA (1) - Consolidated                                     12,087           4,145          25,224           5,284

  Units in service-United States                             2,427,464       1,921,136       2,427,464       1,921,136

  Capital expenditures:  Traditional Paging               $      3,807    $        637    $      6,640    $      2,025

  Capital expenditures:  Wireless Data                    $      8,478    $      1,807    $     14,568    $      9,453


                                                 AT DECEMBER 31,   AT JUNE 30,
                                                      2000            2001
                                                 ---------------   -----------
                                                                   (UNAUDITED)
BALANCE SHEET DATA:

  Cash and cash equivalents                      $         7,097   $     6,098
  Property and equipment, net                            223,200       196,690
  NPCS licenses, net                                     125,901       124,238
  Debt                                                   519,682       560,557

  Number of shares outstanding (in 000's)                 46,509        46,509

(1) Earnings (loss) before interest, taxes, depreciation and amortization, amortization of stock compensation and restructuring/reorganization charges.

                     WEBLINK WIRELESS, INC. AND SUBSIDIARIES
                              DEBTOR-IN-POSSESSION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In thousands, except unit data)
                                   (Unaudited)

                                                                            THREE MONTHS ENDED JUNE 30, 2001

                                                              Wireless      Traditional
                                                                Data          Paging        International    Consolidated
                                                            ------------    ------------    -------------    ------------
RECURRING REVENUES                                          $     19,599    $     33,961    $          --    $     53,560
Network revenues                                                     781              --               --             781
Equipment revenues                                                 2,992           1,970               15           4,977
                                                            ------------    ------------    -------------    ------------
TOTAL REVENUES                                                    23,372          35,931               15          59,318

Cost of equipment sold                                             4,399           1,920               10           6,329
                                                            ------------    ------------    -------------    ------------

NET REVENUES                                                      18,973          34,011                5          52,989

Technical                                                          8,058          11,110               --          19,168
General and administrative                                         6,598          15,637              495          22,730
Selling                                                            2,803           4,035              108           6,946
Restructuring charges                                              1,265           1,264               --           2,529
Depreciation and amortization                                     11,874           8,500               --          20,374
Amortization of stock compensation                                 1,067           1,066               --           2,133
                                                            ------------    ------------    -------------    ------------
OPERATING INCOME (LOSS)                                          (12,692)         (7,601)            (598)        (20,891)

Interest and other expenses, net                                  10,496           1,017               --          11,513
                                                            ------------    ------------    -------------    ------------

Income (loss) before bankruptcy reorganization items        $    (23,188)   $     (8,618)   $        (598)   $    (32,404)
Bankruptcy reorganization items                                     (586)           (585)              --          (1,171)
                                                            ------------    ------------    -------------    ------------
Net income (loss)                                           $    (23,774)   $     (9,203)   $        (598)   $    (33,575)
                                                            ============    ============    =============    ============

EBITDA (1)                                                  $      1,514    $      3,229    $        (598)   $      4,145
Capital expenditures                                               1,807             637               --           2,444
Ending units in service                                          517,511       1,403,625               --       1,921,136

(1) Earnings (loss) before interest, taxes, depreciation and amortization, amortization of stock compensation and restructuring/reorganization charges.